Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No.333-191004) on Form S-1 of our report dated March 17, 2015, relating to our audit of the consolidated financial statements of Citizens Independent Bancorp, Inc., which is included in this Annual Report on Form 10-K of Citizens Independent Bancorp, Inc. for the year ended December 31, 2014.

/s/ Suttle & Stalnaker, PLLC

Parkersburg, West Virginia
March 17, 2015